Exhibit 4.1

NUMBER	UNITS

OAKUU

OAK WOODS ACQUISITION CORPORATION

SEE REVERSE FOR CERTAIN DEFINITIONS	CUSIP 67190B203

UNITS CONSISTING OF ONE CLASS A ORDINARY SHARE, ONE REDEEMABLE WARRANT, AND
ONE RIGHT TO RECEIVE ONE-SIXTH (1/6) OF ONE CLASS A ORDINARY SHARE

THIS CERTIFIES THAT __________________________________________________________________________________________is the owner of ___________________________________________________________________Units.

Each Unit (“Unit”) consists of one (1) Class A Ordinary Share, par value $0.0001 per share (“Ordinary Share”), of Oak Woods Acquisition Corporation., a Cayman Islands limited company (the “Company”), one (1) redeemable warrant (the “Warrant(s)”), and one (1) right to receive one-sixth (1/6) of one Class A Ordinary Share (the “Right(s)”). Each Warrant entitles the holder thereof to purchase one Class A Ordinary Share at a price of $11.50 per share (subject to adjustment), upon the later to occur of (i) 30 days after the Company’s completion of a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”) or (ii) 12 months from the closing of the Company’s initial public offering. Every six Rights entitles the holder thereof to receive one Class A Ordinary Share upon the consummation of the Business Combination. The Ordinary Shares, Warrants and Rights comprising the Units represented by this certificate are not transferable separately prior to the 90th day after the date of the prospectus relating to the closing of the Company’s initial public offering (“IPO”), subject to earlier separation in the discretion of EF Hutton, division of Benchmark Investments, LLC, provided that the Company has filed with the Securities and Exchange Commission a Current Report on Form 8-K which includes an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the IPO and issued a press release announcing when separate trading will begin. The terms of the Warrants and Rights are governed by a warrant agreement (the “Warrant Agreement”) and a rights agreement (the “Rights Agreement”), respectively, each, dated as of [●], 2022, between the Company and Continental Stock Transfer & Trust Company as the warrant agent and rights agent, respectively, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. A copy of each of the Warrant Agreement and Rights Agreement is on file at the office of Continental Stock Transfer & Trust Company at 1 State Street, 30th Floor, New York, New York 10004 and is available to the Warrant holder and Rights holder, respectively, on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By
	Chairman of the Board	Chief Executive Officer

Oak Woods Acquisition Corporation.

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common	UNIF GIFT — MIN ACT		Custodian
			(Cust)		(Minor)
TEN ENT	— as tenants by the entireties

JT TEN	— as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________________________hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____________________________________________________________________________________________Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

____________________________________________________________________________________________Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated  ________________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED
BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED
SIGNATURE GUARANTEE

MEDALLION PROGRAM, PURSUANT TO S.E.C.

RULE 17Ad-15).

The holder(s) of this certificate shall be entitled to receive a pro-rata portion of the funds from the trust account with respect to the Class A Ordinary Shares underlying this certificate only in the event that (i) the Company is forced to liquidate because it does not consummate an initial business combination within the period of time set forth in the Company’s Amended and Restated Memorandum of Association, as the same may be amended from time to time (the “M&As”) or (ii) if the holder seeks to redeem its shares upon consummation of, or sell its shares in a tender offer in connection with, an initial business combination or in connection with certain amendments to the M&As. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.